                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                             (Amendment No. ______)

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]  Definitive Information Statement

                             SUNAMERICA SERIES TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

AIG SUNAMERICA RETIREMENT MARKETS, INC.
21650 Oxnard Street
Woodland Hills, CA 91367
(800) 445-7862

December 5, 2005

Dear Contract Owner:                                                      [LOGO]

     The enclosed information statement details a recent subadviser change for the Growth Opportunities Portfolio (the "Portfolio") of SunAmerica Series Trust (the "Trust"). On September 8, 2005, the Board of Trustees (the "Trustees") approved a decision to engage Morgan Stanley Investment Management Inc., doing business as Van Kampen ("Van Kampen") as the subadviser for the Portfolio. Accordingly, the Trustees approved the engagement of Van Kampen to serve as subadviser effective November 1, 2005. THE CHANGE IN PORTFOLIO MANAGEMENT DID NOT RESULT IN ANY MODIFICATIONS TO THE PORTFOLIO'S PRINCIPAL INVESTMENT OBJECTIVE OR INVESTMENT STRATEGY AS STATED IN THE TRUST'S PROSPECTUS OR TO THE MANAGEMENT FEE PAYABLE BY THE PORTFOLIO.

     As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolio, the ownership of Van Kampen and the terms of the subadvisory agreement with Van Kampen, which the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940, as amended, have approved.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions about these changes or if we can be of service to you in any other way, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,


/s/ JANE ALDRICH
----------------------------------------
Jane Aldrich, CFA
Vice President
AIG SunAmerica Retirement Markets, Inc

                             SUNAMERICA SERIES TRUST
                         GROWTH OPPORTUNITIES PORTFOLIO
                                 P.O. BOX 54299
                           LOS ANGELES, CA 90054-0299

                                   ----------

                              INFORMATION STATEMENT
                     REGARDING THE ADDITION OF A SUBADVISER
                     FOR THE GROWTH OPPORTUNITIES PORTFOLIO

                                   ----------

     This information statement is being provided to the shareholders of the Growth Opportunities Portfolio (the "Portfolio") of SunAmerica Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission. The exemptive order permits AIG SunAmerica Asset Management Corp. ("SunAmerica"), as the investment adviser and manager of the Trust's Portfolios, to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

     This information statement will be mailed on or about December 5, 2005 to contract owners who chose the Portfolio as an investment option prior to November 1, 2005.

PURPOSE OF THE INFORMATION STATEMENT

     On September 8, 2005, the Trustees approved a Subadvisory Agreement between SunAmerica and Morgan Stanley Investment Management Inc., doing business as Van Kampen ("Van Kampen" or "Subadviser") (the "Subadvisory Agreement"), with respect to the Portfolio. As of November 1, 2005, Van Kampen became the subadviser of the Portfolio. Prior to November 1, 2005, SunAmerica managed the Portfolio.

THE TRUST

     The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust's portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

     The subadvisers to the Trust's portfolios act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The portfolio does not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended, the rules and interpretations thereunder and other applicable securities laws.

THE SUBADVISORY AGREEMENT

     SunAmerica previously managed the assets of the Portfolio. SunAmerica recommended Van Kampen in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record. In accordance with the Trustees' approval of the engagement of Van Kampen to manage the assets of the Portfolio in place of SunAmerica, they approved the Subadvisory Agreement with Van Kampen, which became effective November 1, 2005 (the "Subadvisory Agreement").

     The Subadvisory Agreement between SunAmerica and Van Kampen, on behalf of the Portfolio, provides that (i) the Subadviser shall manage the assets of the Portfolio, (ii) SunAmerica shall compensate the Subadviser for its services,
(iii) the Subadviser is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) the Subadviser shall comply with the Portfolio's investment policies and restrictions and with applicable law. The Subadvisory Agreement will not result in an increase in fees to shareholders. The Subadvisory Agreement is attached to this information statement as Exhibit A.

     Under the Advisory Agreement, the annual rate of the investment advisory fee payable to SunAmerica for the Portfolio is as follows: 0.75% on the first $250 million, 0.70% on the next $250 million, and 0.65% over $500 million of the Portfolio's average daily net assets or $258,651 for the fiscal year ended January 31, 2005. Prior to November 1, 2005, SunAmerica served as the Manager to the Portfolio and the Portfolio had no subadviser. Under the Subadvisory Agreement, SunAmerica will pay a subadvisory fee at the annual rate of 0.50% of the Portfolio's average daily net assets.

     If for the fiscal year ended January 31, 2005, Van Kampen had served as a subadviser to the Portfolio, SunAmerica would have paid Van Kampen $172,438 or 0.50%.

INFORMATION ABOUT THE SUBADVISER

     Van Kampen is a subsidiary of Morgan Stanley and conducts a worldwide portfolio management business providing a broad range of services to customers in the U.S. and abroad. The principal business address of Van Kampen and Morgan Stanley is 1221 Avenue of the Americas, New York, NY 10020. As of September 30, 2005, Van Kampen, together with its affiliated asset management companies, had approximately $429.1 billion in assets under management.

     The names and positions of the directors and the principal executive officer of Van Kampen are as follows:

       NAME                               POSITION
       ----                               --------
Joseph McAlinden     Chief Investment Officer and Managing Director
Ronald E. Robinson   Director
Jonathan Thomas      Director
Owen Thomas          Acting President
Rajesh K. Gupta      Chief Administrative Officer - Investment Managing
                     Director

     The address for the principal executive officer and each of the directors is 1221 Avenue of the Americas, New York, NY 10020.

     Van Kampen is the investment adviser for another mutual fund that has an investment objective similar to the Portfolio. The name of the fund, together with information concerning the fund's assets, the annual fees paid (as a percentage of average net assets) to Van Kampen for its services, are set forth below.

                                      ASSETS AS OF
                                   SEPTEMBER 30, 2005               FEE RATE
FUND NAME                              (MILLIONS)       (% OF AVERAGE DAILY NET ASSETS)
---------                          ------------------   -------------------------------
Van Kampen Small Cap Growth Fund          $153          0.80% on the first $500 million
                                                        0.75% on the next $500 million
                                                        0.70% over $1.0 billion

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

     The Trustees received materials related to certain factors used in their consideration of whether to approve the Subadvisory Agreement, including: (1) the nature, extent and quality of services to be provided by Van Kampen; (2) the size and structure of the subadvisory fees charged in connection with Van Kampen's management of the Portfolio, compared to subadvisory fee rates of a group of funds with similar investment objectives (respectively, the "Expense Group/Universe" and the "Subadvisory Expense Group/Universe"), as selected by an independent third-party provider of investment company data; (3) the investment performance of the Portfolio; (4) the costs of services and the benefits potentially derived by Van Kampen; (5) the terms of the Subadvisory Agreement;
(6) whether the Portfolio will benefit from possible economies of scale by engaging Van Kampen; and (7) information regarding Van Kampen's compliance and regulatory history. In addition, the Trustees considered the organization capability and financial condition of Van Kampen and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.

     The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (the "Independent Trustees") as defined in the Investment Company Act of 1940, as amended, were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Trustees, including the Independent Trustees, considered the nature, quality and extent of services to be provided by Van Kampen. The Trustees noted that Van Kampen would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Trustees reviewed Van Kampen's history, structure and size, and investment experience. The Trustees were informed that in SunAmerica's judgment, Van Kampen has the size, visibility and resources to attract and retain highly qualified investment professionals.

     The Trustees reviewed the qualifications, background and responsibilities of Van Kampen's staff who is or would be responsible for providing investment management services to the Portfolio. The Trustees concluded that they were satisfied with the nature, quality and extent of the services to be provided by Van Kampen and that there was a reasonable basis on which to conclude that it would provide high quality services to the Portfolio.

     Fees and Expenses. The Trustees received and reviewed information regarding the Portfolio's anticipated subadvisory fees compared against the subadvisory fees and expense ratios of other similar funds in its category as tracked by an independent third-party provider of investment company data. It was noted that with respect to subadvisory fees, SunAmerica negotiated such fees with Van Kampen at arms-length. The Trustees also considered that the subadvisory fees are paid by SunAmerica and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvisory Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.

     The Trustees considered that the Portfolio's subadvisory fee rate payable to Van Kampen was below the median of its Subadvisory Expense Group and at the median of its Subadvisory Expense Universe.

     On the basis of the information considered, the Trustees concluded that the subadvisory fee rate was fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

     Investment Performance. The Trustees, including the Independent Trustees, received and reviewed information prepared by SunAmerica and by Morningstar, Inc. and Lipper, Inc., third party providers of investment company information regarding the Portfolio's investment performance compared against its benchmark and other funds in its performance Group/Universe. Generally, the performance information provided were the annualized returns for the period since inception, its one-, three- and five-year periods and the period since inception, for the period ended May 31, 2005. It was noted that the Trustees monitor and review the performance of the Portfolio on a quarterly basis.

     The Trustees considered that the Portfolio's performance trailed the Lipper Small Cap Core Index and the median of its Performance Group and Performance Universe for the one- and three-year periods and the period since inception. Furthermore, the Trustees took into account SunAmerica's discussion of the Portfolio's performance and the addition of Van Kampen as a replacement to SunAmerica. The Trustees also considered Van Kampen's performance with a small cap growth fund overview that it manages with a similar investment objective and investment strategy as the Portfolio.

     Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Trustees were informed, based on SunAmerica's judgement, that (1) any indirect costs incurred by Van Kampen in connection with rendering investment advisory services to the Portfolio were inconsequential to the analysis of the adequacy of its subadvisory fee, and (2) any collateral benefits derived as a result of providing advisory services to the Portfolio are de minimis and do not impact upon the reasonableness of the subadvisory fee. The Trustees concluded that any benefits that Van Kampen could be expected to receive with regard to providing investment advisory and other services to the Portfolio were not unreasonable.

     Profitability and Economies of Scale. In considering the profitability to Van Kampen in connection with its relationship with the Portfolio, the Trustees noted that the fees under the Subadvisory Agreement are paid by SunAmerica. The Trustees also relied on the ability of SunAmerica to negotiate the Subadvisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the profitability to Van Kampen from its relationship with the Portfolio was determined not to be a material factor in the Trustees' deliberations. For similar reasons, the potential for the Portfolio to experience economies of scale from Van Kampen's management of the Portfolio was not considered a material factor to the Trustees' consideration of Van Kampen.

     Terms of Subadvisory Agreement. The Trustees, including the Independent Trustees, reviewed the terms of the Subadvisory Agreement including the duties and responsibilities undertaken by Van Kampen. The Trustees noted that the Subadvisory Agreement provides that Van Kampen will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Trustees also considered other provisions of the Subadvisory Agreement and concluded that the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders.

     Compliance. The Trustees considered Van Kampen's compliance and regulatory history, including information whether it was involved in any regulatory actions or investigations. The Trustees concluded that there was no material litigation or proceeding that would materially effect Van Kampen's ability to advise the Portfolio.

     Conclusions. In reaching their decision to recommend the approval of the Subadvisory Agreement, the Trustees did not identify any single factor as being controlling, but based their recommendation on each of the factors it considered and each Trustee contributed different weight to the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that Van Kampen possesses the capability and resources to perform the duties required of it under its Subadvisory Agreement.

OWNERSHIP OF SHARES

     As of October 31, 2005, there were 5,214,297 shares of the Portfolio outstanding. All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

                                                        GROWTH OPPORTUNITIES PORTFOLIO
                                                        ------------------------------
                                                                SHARES      %
                                                              ---------   -----
Variable Annuity Account of AIG SunAmerica Life
   Assurance Company                                          4,329,838   90.70%
Variable Annuity Account Four of AIG SunAmerica Life
   Assurance Company                                            279,463    5.36%
Variable Annuity Account Seven of AIG SunAmerica Life
   Assurance Company                                             71,218    1.37%
Variable Account II of AIG Life Insurance Company                18,011    0.35%
FS Variable Separate Account of First SunAmerica Life
   Insurance Company                                            115,767    2.22%
                                                              ---------   -----
   Total Shares Outstanding .........................         5,214,297     100%

     To SunAmerica's knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein for more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2004.

BROKERAGE COMMISSIONS

     For the Portfolio's fiscal year ended January 31, 2005, the Portfolio did not engage in any brokerage transactions with affiliated broker/dealers.

OTHER SERVICE AGREEMENTS

     Pursuant to the Advisory Agreement with SunAmerica, for the fiscal year ended January 31, 2005, the Trust paid SunAmerica $258,651 for its services. AIG SunAmerica Capital Services, Inc. distributes the Portfolio's shares and incurs the expenses of distributing the Portfolio's shares under a distribution agreement. AIG SunAmerica Capital Services, Inc. is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

ANNUAL REPORTS

     Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of SunAmerica Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                        By Order of the Trustees,


                                        /s/ NORI L. GABERT
                                        ----------------------------------------
                                        Nori L. Gabert
                                        Secretary
                                        SunAmerica Series Trust

Dated: December 5, 2005

                                                                       EXHIBIT A

                              SUBADVISORY AGREEMENT

     This SUBADVISORY AGREEMENT is dated as of January 1, 1999, AS AMENDED May 23, 2000, and as amended and restated May 1, 2001, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (F/K/A MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT), a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement") pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed in Schedule A hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio listed. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information, and applicable laws and regulations.

          The Subadviser represents and warrants to the Adviser that each of the Portfolios set forth in Schedule A will at all times be operated and managed (1) in compliance with all applicable federal and state laws; (2) so as not to jeopardize either the treatment of the Polaris variable annuity contracts issued by Variable Separate Account (File No. 33-47473; hereinafter "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (3) to minimize any taxes and/or penalties payable by the Trust or such Portfolio. Without limitation, the Subadviser represents and warrants the Portfolios' (1) qualification, election and maintenance of such election by each Portfolio to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Code, and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) applicable state insurance laws; (d) applicable federal and state securities, commodities and banking laws; and (e) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

     2. Portfolio Transactions. The Subadviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities and is directed to use its best efforts to obtain the best price and execution. In selecting such broker or dealers, the Subadviser shall consider all relevant factors, including price (including the applicable brokerage commission or dealer spread), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker or dealer involved, the quality of the service, the difficulty of execution, the execution capabilities and operations facilities of the firm involved, and the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

     3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. Reports. The Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

     5. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     6. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

     7. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

     8. Indemnification. The Adviser agrees to indemnify and hold harmless the Subadviser and its affiliates and each of its directors and officers and each person, if any, who controls the Subadviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Subadviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, which may be based upon any wrongful act or breach of this Agreement by the Adviser; provided, however, that in no case is the Adviser's indemnity in favor of any person deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reasons of his, her or its reckless disregard of obligations and duties under this Agreement.

          The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon
(i) any wrongful act or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

     9. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until the earlier of (a) two years from the date this Agreement is approved by the Trustees, or (b) the first meeting of the shareholders of the Portfolio of the Trust after the date hereof. If approved at such meeting by the affirmative vote of a majority of the outstanding voting securities (as defined in the Act), of the Portfolio with respect to such Portfolio, voting separately from any other series of the Trust, this Agreement shall continue in full force and effect with respect to such Portfolio from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust, provided, however, that if the shareholders fail to approve the Agreement as provided herein, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the Act and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this

Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

          This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

     10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity the requirements of the Act.

     12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     13. Personal Liability. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

     14. Separate Series. Pursuant to the provisions of the Declaration, each portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular portfolio shall be enforceable only against the assets of that portfolio and not against the assets of any other portfolio or of the Trust as a whole.

     15. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     Subadviser:     Morgan Stanley Investment Management Inc.
                     1221 Avenue of the Americas
                     New York, New York 10020
                     Attention: General Counsel

     Adviser:        SunAmerica Asset Management Corp.
                     733 Third Avenue
                     New York, New York 10017
                     Attn: Robert M. Zakem

                           Senior Vice President
                           and General Counsel

     with a copy to: SunAmerica Inc.
                     1 SunAmerica Center
                     Century City
                     Los Angeles, California 90067-6022
                     Attention: Mallary Reznik
                     Associate General Counsel

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                        SUNAMERICA ASSET MANAGEMENT CORP.


                                        By: /s/ Peter A. Harbeck
                                            ------------------------------------
                                            Peter A. Harbeck
                                            President


                                       MORGAN STANLEY INVESTMENT MANAGEMENT INC.


                                        By: /s/ Ronald E. Robison
                                            ------------------------------------
                                            Ronald E. Robison
                                            Managing Director

                                   SCHEDULE A

                                                                     FEE
                                                             (AS A PERCENTAGE OF
                                                                  NET ASSETS
PORTFOLIO                                                     FOR THE PORTFOLIO)
---------                                                    -------------------
International Diversified Equities                           .65% - first $350MM
                                                             .60% - over $350MM

Worldwide High Income                                        .65% - first $350MM
                                                             .60% - over $350MM

Technology Portfolio                                         .70% - first $250MM
                                                             .65% - next $250MM
                                                             .60% - over $500MM

                    AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of January 1, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 2000, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated January 1, 1999, as amended, with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   The following new paragraph shall be added to the Subadvisory
          Agreement:

          16. CONFIDENTIALITY. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

     2. Schedule A to the Subadvisory Agreement is hereby amended to reflect the amended fees with respect to the SunAmerica Series Trust Technology Portfolio and the Worldwide High Income Portfolio. Schedule A is also attached hereto.

                                                            Annual Fee
                                                 (as a percentage of the average
                                                 daily net assets the Subadviser
Portfolio(s)                                         manages in the portfolio)
------------                                     -------------------------------
Technology Portfolio                             0.50% on first $250 million
                                                 0.45% on next $250 million
                                                 0.40% over $500 million

Worldwide High Income Portfolio                   .45% on first $350 million
                                                  .40% over $350 million

     3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     4. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     5. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT         MORGAN STANLEY INVESTMENT
CORP.                                   MANAGEMENT, INC.


By: /s/ PETER A. HARBECK                By: /s/ MICHAEL P. KILEY
    ---------------------------------       ------------------------------------
Name: Peter A. Harbeck                  Name: Michael P. Kiley
Title: President and Chief Executive    Title: Managing Director
       Officer

                                   SCHEDULE A

                            Effective January 1, 2005

                                                            ANNUAL FEE
                                                 (AS A PERCENTAGE OF THE AVERAGE
                                                 DAILY NET ASSETS THE SUBADVISER
PORTFOLIO(S)                                        MANAGES IN THE PORTFOLIO)
------------                                     -------------------------------
INTERNATIONAL DIVERSIFIED EQUITIES PORTFOLIO     0.65% ON FIRST $350 MILLION
                                                 0.60% OVER $350 MILLION

TECHNOLOGY PORTFOLIO                             0.50% ON FIRST $250 MILLION
                                                 0.45% ON NEXT $250 MILLION
                                                 0.40% OVER $500 MILLION

WORLDWIDE HIGH INCOME PORTFOLIO                   .45% ON FIRST $350 MILLION
                                                  .40% OVER $350 MILLION

                    AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of October 3, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated January 1, 1999, as amended, with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the amended fee with respect to the SunAmerica Series Trust International Diversified Equities Portfolio. Schedule A is also attached hereto.

                                                          Annual Fee
                                               (as a percentage of the average
                                               daily net assets the Subadviser
Portfolio(s)                                      manages in the portfolio)
------------                                   -------------------------------
International Diversified Equities Portfolio   0.45% on first $250 million
                                               0.40% on next $250 million
                                               0.35% over $500 million

     2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     3. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     4. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT         MORGAN STANLEY INVESTMENT MANAGEMENT
CORP.                                   INC.


By: /s/ PETER A. HARBECK                By: /s/ MICHAEL P. KILEY
    ---------------------------------       ------------------------------------
Name: Peter A. Harbeck                  Name: Michael P. Kiley
Title: President and                    Title: Managing Director
       Chief Executive Officer

                                   SCHEDULE A

                            Effective October 3, 2005

                                                          ANNUAL FEE
                                               (AS A PERCENTAGE OF THE AVERAGE
                                               DAILY NET ASSETS THE SUBADVISER
PORTFOLIO(S)                                      MANAGES IN THE PORTFOLIO)
------------                                   -------------------------------
International Diversified Equities Portfolio   0.45% on first $250 million
                                               0.40% on next $250 million
                                               0.35% over $500 million

Technology Portfolio                           0.50% on the first $250 million
                                               0.45% on the next $250 million
                                               0.40% over $500 million

Worldwide High Income Portfolio                0.45% on the first $350 million
                                               0.40% over $350 million

                    AMENDMENT NO. 3 TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. 3 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of November 1, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated January 1, 1999, as amended, with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the SunAmerica Series Trust Growth Opportunities Portfolio. Schedule A is also attached hereto.

                                                            Annual Fee
                                                 (as a percentage of the average
                                                 daily net assets the Subadviser
Portfolio(s)                                        manages in the portfolio)
------------                                     -------------------------------
Growth Opportunities Portfolio                                0.50%

     Subadviser shall manage the Growth Opportunities Portfolio assets and shall be compensated as noted above.

     2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     3. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     4. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT         MORGAN STANLEY INVESTMENT MANAGEMENT
CORP.                                   INC.


By: /s/ PETER A. HARBECK                By: /s/ STEFANIE CHUNG YU
    ---------------------------------       ------------------------------------
Name: Peter A. Harbeck                  Name: Stefanie Chung Yu
Title: President and                    Title: Executive Director
       Chief Executive Officer

                                   SCHEDULE A

                           Effective November 1, 2005

                                                          ANNUAL FEE
                                               (AS A PERCENTAGE OF THE AVERAGE
                                               DAILY NET ASSETS THE SUBADVISER
PORTFOLIO(S)                                      MANAGES IN THE PORTFOLIO)
------------                                   -------------------------------
International Diversified Equities Portfolio     0.45% on first $250 million
                                                  0.40% on next $250 million
                                                   0.35% over $500 million

Technology Portfolio                           0.50% on the first $250 million
                                                0.45% on the next $250 million
                                                   0.40% over $500 million

Worldwide High Income Portfolio                0.45% on the first $350 million
                                                   0.40% over $350 million

Growth Opportunities Portfolio                              0.50%


                                       -3-